                   DELAWARE GROUP STATE TAX-FREE INCOME TRUST
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)

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         This Adoption Agreement (the "Agreement") made as of May 1, 2000 by and between Delaware Group State Tax-Free Income Trust, a Delaware Business Trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Distributors, L.P. ("DDLP"), a Delaware limited partnership.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Group State Tax-Free Income Trust (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Distribution Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Distribution Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DDLP are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Distribution Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DDLP is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.

2. Each Distribution Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                               DELAWARE GROUP STATE TAX-FREE INCOME TRUST


                               By: /s/ David K. Downes
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                               Name:    David K. Downes
                               Title:   President


                               DELAWARE DISTRIBUTORS, L.P.

                               By:      Delaware Distributors, Inc., its
                                        General Partner


                               By: /s/ J. Chris Meyer
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                               Name:    J. Chris Meyer
                               Title:   Senior Vice President

                   DELAWARE GROUP STATE TAX-FREE INCOME TRUST
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
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                                   SCHEDULE A


A. Distribution Agreement dated as of 4/3/95 between Delaware Group State Tax-Free Income Trust ("Income Trust"), on behalf of Tax-Free Pennsylvania Fund, and Delaware Distributors, L.P. ("DDLP")

B. Distribution Agreement dated as of 9/2/97 between Income Trust, on behalf of Tax-Free New Jersey Fund, and DDLP

C. Distribution Agreement dated as of 9/2/97 between Income Trust, on behalf of Tax-Free Ohio, and DDLP